                                                                                    Exhibit 99.1

Nephros Appoints Mark W. Lerner Chief Financial Officer

New York, N.Y. - March 8, 2006 - Nephros, Inc. (AMEX:NEP) today announced that the Board of Directors appointed Mark W. Lerner to the post of Chief Financial Officer, effective March 6, 2006.

Mr. Lerner served as a consultant to Pipeline Data Inc., a business services company that offers card processing services, from September 2003 until his employment by the Company. From May 2002 through June 2003, Mr. Lerner was Executive Vice President and Chief Financial Officer of Ramp, Inc., a healthcare information technology company whose stock was listed on the American Stock Exchange. From September 2000 through April 2002, Mr. Lerner was the Chief Financial Officer and VP Finance and Development of Boardroom Inc., a direct marketer and publisher. Prior to joining Boardroom, Mr. Lerner had over twenty years of experience working in finance. Mr. Lerner received his MBA in Finance from Emory University and graduated from Columbia University’s Executive Program.

“It is with great enthusiasm that we welcome Mark Lerner to Nephros at this exciting juncture in the Company’s history. Having recently entered the water filtration industry and in continuing to create strongholds in the field of hemodiafiltration, we believe that Mark will be an invaluable asset,” stated Norman Barta, CEO.

About Nephros Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. Nephros also markets filtration products complimentary to its core ESRD therapy business. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Forward Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) products, including the DSU technology, that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iii) product orders may be cancelled, patients or customers currently using Nephros’s products may cease to do so and patients or customers expected to begin using Nephros’s products may not; (iv) Nephros’s technology and products, including DSU technology, may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (v) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; (vi) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (vii) the reliability, performance and endurance of Nephros’ water filtration device and technology, including its ability to remove a broad range of bacteria, viral agents and toxic substances, may not be as effective as Nephros believes it to be; and (viii) Nephros’ water filtration technology may not achieve anticipated market acceptance, including among hospitals, or that such technology may not be suitable for other commercial, industrial or retail opportunities. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended September 30, 2005. Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
For Nephros, Inc.
Cynthia DeMonte
DeMonte Associates
718-706-5005
cdemonte@demonte.com or
cdemonte@aol.com